Exhibit 99.1

Aptinyx Reports Second Quarter 2022 Financial Results and Recent Highlights

Company expects to report results from Phase 2b study of NYX-2925 in fibromyalgia in August

Data from Phase 2 study of NYX-458 in cognitive impairment expected in 1Q 2023

IND cleared for NIH grant-funded evaluation of NYX-783 in opioid use disorder

$85 million cash balance provides operational runway into 2024 and enables readouts from multiple Phase 2 studies

Management to host conference call today at 5:00 p.m. ET

EVANSTON, Ill., August 4, 2022 -- Aptinyx Inc. (Nasdaq: APTX), a clinical-stage biopharmaceutical company developing transformative therapies for the treatment of brain and nervous system disorders, today reported financial results for the second quarter of 2022 and provided key business updates across the company’s clinical-stage pipeline of novel NMDA receptor modulators.

“We have made great progress advancing our clinical development programs and remain on track to deliver multiple near-term data readouts,” said Andy Kidd, M.D., president and chief executive officer of Aptinyx. “Our Phase 2b study of NYX-2925 in fibromyalgia will report data in August and represents a significant opportunity to bring a novel therapy to millions of underserved patients living with this centralized pain disorder. I am also very pleased with the strong execution of enrollment in our Phase 2 study of NYX-458 in cognitive impairment associated with Parkinson’s disease and dementia with Lewy bodies. We are on track to complete enrollment in the coming weeks and expect to report data in the first quarter of 2023. With financial runway into 2024, we are equipped to continue executing across our full slate of ongoing R&D programs as we approach several major milestones.”

Pipeline Updates

•	NYX-2925 for the treatment of fibromyalgia

o	The company’s Phase 2b study enrolled 305 patients with fibromyalgia randomized to receive oral doses of NYX-2925 50 mg, NYX-2925 100 mg, or placebo once daily over a 12-week treatment period.

o	The primary endpoint in the study is the change from baseline in average daily pain scores as reported on the zero-to-ten numeric rating scale (NRS). Multiple secondary endpoints related to pain, fatigue, cognitive performance, and patient quality of life are also evaluated.

o	The company expects to report data from the Phase 2b study in August 2022.

•	NYX-458 for the treatment of cognitive impairment

o	The company’s ongoing exploratory Phase 2 study will enroll approximately 100 patients with cognitive impairment associated with Parkinson’s disease related Dementia or mild Cognitive Impairment or Dementia with Lewy bodies randomized to receive oral doses of NYX-458 30 mg or placebo once daily over a 12-week treatment period.

o	The primary endpoint in the study is overall safety and tolerability of NYX-458. Additional endpoints will evaluate a battery of neurocognitive assessments focused on attention, memory, and executive function.

o	Enrollment is nearing completion and the company expects to report data from the Phase 2 study in the first quarter of 2023.

•	NYX-783 for the treatment of post-traumatic stress disorder (PTSD)

o	The company’s ongoing Phase 2b study will enroll approximately 300 patients with PTSD randomized to receive oral doses of NYX-783 50 mg or placebo once daily over a 10-week treatment period.

o	The primary endpoint in the study is the change from baseline in the Clinician-Administered PTSD Scale for the DSM-5 (CAPS-5) total score. Key secondary endpoints include various measures of global impression of severity and improvement (CGI-S, CGI-I, PGI-S, PGI-I).

o	Enrollment is progressing and the company expects to report data from the Phase 2b study in the second half of 2023.

Second Quarter 2022 and Recent Highlights

•	Investigational New Drug (IND) application cleared for NIH grant-funded evaluation of NYX-783 in opioid use disorder (OUD) – In June, the U.S. Food and Drug Administration (FDA) indicated the company’s IND application to evaluate NYX-783 in opioid use disorder was cleared to proceed. Preclinical research and expected clinical development of NYX-783 in OUD is funded by a multimillion-dollar grant under the National Institutes of Health (NIH) Helping to End Addiction Long-term (HEAL) Initiative, administered by the National Institute on Drug Abuse (NIDA) and awarded to researchers at Yale University School of Medicine, who are conducting the studies.

•	Presented preclinical data on NYX-783 in models of PTSD at the 2022 American Psychiatric Association annual meeting – In May, the company delivered a poster presentation at the 2022 American Psychiatric Association annual meeting highlighting data from preclinical studies showing that NYX-783 builds long-lasting fear-inhibitory memories in PTSD-relevant models, ultimately leading to reduced spontaneous recovery (i.e., return) of fear.

Anticipated Upcoming Milestones

•	Results from Phase 2b study of NYX-2925 in patients with fibromyalgia (expected in August 2022)

•	Results from exploratory Phase 2 study of NYX-458 in patients with cognitive impairment (expected in 1Q 2023)

•	Results from Phase 2b study of NYX-783 in patients with PTSD (expected in 2H 2023)

Second Quarter 2022 Financial Results

Cash Position: Cash and cash equivalents were $85.3 million at June 30, 2022, compared to $106.1 million at December 31, 2021. Aptinyx expects its current cash balance to fund readouts from each of the company’s Phase 2 clinical development programs and support anticipated operations into 2024.

Research and Development (R&D) Expenses: Research and development expenses were $11.9 million for the three months ended June 30, 2022, compared to $14.8 million for the three months ended June 30, 2021. The decrease in R&D expenses was primarily driven by the completion of enrollment in the company’s Phase 2b studies of NYX-2925 in painful diabetic peripheral neuropathy and fibromyalgia.

General and Administrative (G&A) Expenses: General and administrative expenses were $5.2 million for the three months ended June 30, 2022, compared to $5.1 million for the same period in 2021.

Net Loss: Net loss was $17.7 million for the second quarter of 2022, compared to a net loss of $19.8 million for the second quarter of 2021.

Conference Call

The Aptinyx management team will host a conference call and webcast today at 5:00 p.m. ET to review its financial results and highlights for the second quarter of 2022 and subsequent period. To access the live conference call, please dial (888) 660-6390 (domestic) or (929) 203-1902 (international) and refer to conference ID 4855909. A live audio webcast of the event will be available on the Investors & Media section of Aptinyx’s website at https://ir.aptinyx.com. A replay of the webcast will be archived on Aptinyx’s website for 30 days following the event.

About Aptinyx

Aptinyx Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of proprietary synthetic small molecules for the treatment of brain and nervous system disorders. Aptinyx has a platform for discovery of novel compounds that work through a unique mechanism to modulate—rather than block or over-activate—NMDA receptors and enhance synaptic plasticity, the foundation of neural cell communication. The company has three product candidates in clinical development in central nervous system indications, including fibromyalgia cognitive impairment, and post-traumatic stress disorder. Aptinyx is also advancing additional compounds from its proprietary discovery platform, which continues to generate a rich and diverse pipeline of small-molecule NMDA receptor modulators with the potential to treat an array of neurologic disorders. For more information, visit www.aptinyx.com or follow Aptinyx on Twitter @Aptinyx.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the company’s business plans and objectives, including future plans or expectations for NYX-2925, NYX-783, or NYX-458, the potential therapeutic effects of the company’s product candidates and discovery platform, expectations regarding the design, implementation, timing, and success of its current and planned clinical studies, the timing for the company’s receipt and announcement of data from its clinical studies, and the company’s expectations regarding its uses and sufficiency of capital, including the operational runway of its current cash balance. Risks that contribute to the uncertain nature of the forward-looking statements include: the effect of the COVID-19 pandemic on the company’s business and financial results, including with respect to disruptions to the company’s clinical studies, business operations, and ability to raise additional capital; the success, cost, and timing of the company’s product candidate development activities and planned clinical studies; the company’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory developments in the United States and foreign countries; the company’s estimates regarding expenses, future revenue, and capital requirements; the company’s ability to fund operations into 2023; as well as those risks and uncertainties set forth in the company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including the company’s upcoming Quarterly Report on Form 10-Q for the period ended June 30, 2022. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aptinyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

APTINYX INC.
CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$85,269	$106,124
Restricted cash	105	197
Prepaid expenses and other current assets	6,766	8,422
Total current assets	92,140	114,743
Property and equipment, net and other long-term assets	166	185
Total assets	$92,306	$114,928

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$2,106	$622
Accrued expenses and other current liabilities	3,576	5,064
Total current liabilities	5,682	5,686
Term loan, non-current	24,498	14,155
Other long-term liabilities	27	331
Total liabilities	30,207	20,172
Stockholders’ equity	62,099	94,756
Total liabilities and stockholders’ equity	$92,306	$114,928

APTINYX INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Collaboration revenue	$—	$—	$—	$1,000

Operating expenses
Research and development	11,909	14,796	25,511	25,110
General and administrative	5,196	5,070	10,973	10,046
Total operating expenses	17,105	19,866	36,484	35,156

Loss from operations	(17,105)	(19,866)	(36,484)	(34,156)
Other (income) expense, net	(195)	(47)	(224)	(111)
Interest Expense	757	—	1,234	—
Net loss and comprehensive loss	$(17,667)	$(19,819)	$(37,494)	$(34,045)
Net loss per share - basic and diluted	$(0.26)	$(0.29)	$(0.55)	$(0.51)
Weighted average shares outstanding - basic and diluted	67,716	67,381	67,716	66,716

Investor & Media Contact:

Patrick Flavin

Aptinyx Inc.

ir@aptinyx.com or corporate@aptinyx.com

847-871-0377

Source: Aptinyx Inc.